Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205373) of Energizer Holdings, Inc. of our report dated November 20, 2015 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
November 20, 2015